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                      DFA INVESTMENT DIMENSIONS GROUP INC.


                            TRANSFER AGENCY AGREEMENT
                               ADDENDUM NUMBER ONE

         THIS AGREEMENT is made as of the 8TH day of DECEMBER, 1998 by and between DFA INVESTMENT DIMENSIONS GROUP INC., a Maryland corporation (the "Fund"), and PFPC INC., formerly known as "Provident Financial Processing Corporation," a Delaware corporation the ("Transfer Agent" or "PFPC").

                              W I T N E S S E T H :

         WHEREAS, the Fund is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended ("1940 Act"), and its shares are registered under the Securities Act of 1933, as amended ("1933
Act); and

         WHEREAS, the Fund has retained the Transfer Agent to serve as the Fund's transfer agent, registrar and dividend disbursing agent, pursuant to a Transfer Agency Agreement dated June 19, 1989, (the "Agreement") which, as of the date hereof, is in full force and effect; and

         WHEREAS, PFPC presently provides such services to the existing series of shares of the Fund and, including four (4) new series of the Fund, designated as Tax-Managed U.S. 5-10 Value Portfolio, Tax-Managed U.S. 6-10 Small Company Portfolio, Tax-Managed DFA International Value Portfolio, and Tax-Managed U.S. Marketwide Value Portfolio, which are listed on Schedule A, attached hereto; and

         WHEREAS, Paragraph 1 of the Agreement provides that PFPC shall provide such services to any class of shares created by the Fund after the date of the Agreement upon the mutual agreement of the Fund and the Transfer Agent;

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound thereby, the parties agree:

         1. The Agreement hereby is amended effective December 8, 1998 by:

                  (a) replacing all references to "Provident Financial Processing Corporation" with "PFPC Inc."

                  (b) re-stating Paragraph 1. of the Agreement to read as follows:

                           "1.      APPOINTMENT.
                                    The Fund hereby appoints the Transfer Agent
                  to serve as transfer agent, registrar, and dividend disbursing agent of each of the series of shares of the Fund, as listed on Schedule A, attached hereto, (the "Shares") for the period and on the terms set forth in this Agreement. The Transfer Agent shall identify to



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                  each such series or class property belonging to such series or class and in such reports, records, confirmations and notices to the Fund and other services provided hereunder shall promptly identify the series or class to which such property, record, report, confirmation or service pertains and shall issue shares on a per series basis as provided in the Prospectus. Any class of shares created by the Fund after the date hereof shall be included hereunder upon the mutual agreement of the Fund and the Transfer Agent.

                  (c) re-stating Paragraph 2 of the Agreement to read as follows:
                           "2.      DELIVERY OF DOCUMENTS.
                                    The Fund has furnished the Transfer Agent
                           with properly certified or authenticated copies of each of the following:

                                            (a)      Resolutions of the Fund's
                                                     Board of Directors,
                                                     authorizing the appointment
                                                     of the Transfer Agent as
                                                     transfer agent and
                                                     registrar and dividend
                                                     disbursing agent of the
                                                     Fund as provided herein and
                                                     approving this Agreement;

                                            (b)      Appendix A, identifying and
                                                     containing the signatures
                                                     of the Fund's officers
                                                     authorized to sign stock
                                                     certificates on behalf of
                                                     the applicable Portfolios
                                                     of the Fund and to execute
                                                     stock certificates
                                                     representing shares of such
                                                     portfolios;

                                            (c)      The Fund's Articles of
                                                     Incorporation, and all
                                                     amendments of hereto (such
                                                     Articles of Incorporation
                                                     as presently in effect and
                                                     as they may from time to
                                                     time be amended are herein
                                                     called the "Charter");

                                            (d)      The Fund's current By-Laws,
                                                     and all amendments thereto
                                                     (such By-Laws as presently
                                                     in effect as they shall
                                                     from time to time be
                                                     amended herein called
                                                     "By-Laws");

                                            (e)      The current forms of
                                                     specimen stock certificates
                                                     issued on behalf of the
                                                     applicable portfolios;

                                            (f)      The current investment
                                                     advisory agreements between
                                                     Dimensional Fund Advisors
                                                     Inc. (the "Advisor") and
                                                     the Shares of the Fund);

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                                            (g)      The current Distribution
                                                     Agreement between the Fund
                                                     and DFA Securities Inc.
                                                     (the "Distribution
                                                     Agreement");

                                            (h)      The current Administration
                                                     and Accounting Services
                                                     Agreement between PFPC and
                                                     the Fund dated as of July
                                                     12, 1991, as amended; (the
                                                     "Administration Agreement")
                                                     and

                                            (i)      The current Custodian
                                                     Agreement between PNC Bank,
                                                     N.A. and the Fund dated
                                                     June 19, 1989, as amended
                                                     (the "Custodian
                                                     Agreement"); and

                                            (j)      The Fund's current
                                                     Prospectuses and Statements
                                                     of Additional Information
                                                     relating to each of its
                                                     portfolios. The
                                                     Prospectuses and Statements
                                                     of Additional Information,
                                                     and all amendments and
                                                     supplements thereto, are
                                                     hereinafter described as
                                                     the "Prospectuses."

                           The Fund agrees to furnish to the Transfer Agent from time to time with properly certified or authenticated copies of all amendments or supplements to the foregoing, if any."

                           (d)      re-stating Paragraph 19 to read as follows:
                                    "19.    DURATION AND TERMINATION.
                                            This Agreement shall continue in
                                            effect from year-to-year, as long as
                                            such Agreement is approved by the
                                            Fund's Board of Directors. This
                                            Agreement may be terminated by
                                            either party on or after the first
                                            anniversary of the investment date
                                            upon not less than 180 days prior
                                            written notice to the other party.
                                            The foregoing provisions
                                            notwithstanding, either party may
                                            terminate this Agreement in the
                                            event of a material breach of the
                                            terms hereof after written notice to
                                            the other party of such breach and a
                                            reasonable time for cure of such
                                            breach, unless such breach is not
                                            curable and, in such circumstances,
                                            this Agreement shall terminate, at
                                            the option of the injured party,



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                                            three months after the date such
                                            notice is given."

                  2. The fee schedules of PFPC applicable to the Portfolios shall be as agreed in writing, from time to time.

                  3. This Addendum supercedes all prior Amendments to the Agreement.

                  4. In all other respects, the Agreement shall remain unchanged and in full force and effect.

                  5. This Addendum may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Addendum Number One to the Agreement to be executed by their duly authorized officers designated below on the day and year first above written.

                                    DFA INVESTMENT DIMENSIONS GROUP INC.

                                    By:  /S/ IRENE R. DIAMANT
                                       ------------------------------------
                                                      Irene R. Diamant
                                                      Vice President


                                    PFPC INC.

                                    By:  /S/ JOSEPH GRAMLICH
                                       ------------------------------------
                                                      Joseph Gramlich
                                                      Senior Vice President



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                                                            AMENDED AND RESTATED
                                                                DECEMBER 8, 1998


                                   APPENDIX A



                      DFA INVESTMENT DIMENSIONS GROUP INC.


                      NAME                          SIGNATURE
                      ----                          ---------


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                                                            AMENDED AND RESTATED
                                                                DECEMBER 8, 1998

                                   SCHEDULE A


                                    SERIES OF
                      DFA INVESTMENT DIMENSIONS GROUP INC.

                        U.S. 6-10 Small Company Portfolio
                          U.S. Large Company Portfolio
                            U.S. 6-10 Value Portfolio
                         U.S. Large Cap Value Portfolio
                      Enhanced U.S. Large Company Portfolio
                        U.S. 9-10 Small Company Portfolio
                            U.S. 4-10 Value Portfolio
               RWB/DFA International High Book to Market Portfolio
                           Emerging Markets Portfolio
                        Japanese Small Company Portfolio
                     United Kingdom Small Company Portfolio
                       Continental Small Company Portfolio
                       Pacific Rim Small Company Portfolio
                       DFA One Year Fixed Income Portfolio
                   DFA Two-Year Global Fixed Income Portfolio
                        Emerging Markets Value Portfolio
                      DFA Real Estate Securities Portfolio
                   DFA International Small Cap Value Portfolio
                        Large Cap International Portfolio
                        DFA Global Fixed Income Portfolio
               DFA Intermediate Government Fixed Income Portfolio
                       DFA Five-Year Government Portfolio
                            VA Small Value Portfolio
                            VA Large Value Portfolio
                        VA International Value Portfolio
                        VA International Small Portfolio
                          VA Short-Term Fixed Portfolio
                            VA Global Bond Portfolio
                      International Small Company Portfolio
                      Emerging Markets Small Cap Portfolio
                  DFA Two Year Corporate Fixed Income Portfolio
                        DFA Two Year Government Portfolio
                      Tax-Managed U.S. 5-10 Value Portfolio
                  Tax-Managed U.S. 6-10 Small Company Portfolio
                  Tax-Managed DFA International Value Portfolio
                   Tax-Managed U.S. Marketwide Value Portfolio


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